UNIT OFFERING

ALASKA SILVER CORP.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT

To complete this Agreement, you must:

1. Complete and execute the two pages following this instruction page.

2. Complete the applicable schedule(s):

A. Canadian / Offshore Investors. If you are an accredited investor who is resident of or otherwise subject to the securities laws of a jurisdiction other than the United States, complete and execute Schedule A - Certificate of Accredited Investor and, if required by the category you select in Schedule A, you must also complete Schedule A1 - Accredited Investor Questionnaire and Schedule A2 - Individual Accredited Investor Risk Acknowledgement Form.

B. ALL Investors.  ALL investors must complete and execute Schedule B - Certification of Purchaser Under United States Law.

C. Corporate Investors. If you are not an individual, complete and execute Schedule C - Corporate Placee Registration Form ("Form 4C").

D. Cdn$150,000 Investments (non-Individuals). If you are an accredited investor who is resident of or otherwise subject to the securities laws of a jurisdiction other than the United States, are acquiring securities with a value of Cdn$150,000 or more and are not an individual, complete Schedules B and C, and by executing this Agreement, you will be confirming the accuracy of the applicable representations and warranties and other relevant sections of Appendix I.

3. Pay the Purchase Price and Deliver this Agreement. This signed Agreement including all required Schedules should be sent to the Issuer along with the aggregate Purchase Price payable in Canadian dollars by certified cheque, bank draft OR wire transfer to:

Wire Instructions (From Canadian Bank in CAD):

Bank:
Bank Address:

Bank Transit Number:
Institution:
Account Number:
Beneficiary Name:

Wire Instructions (From International Bank in CAD):

Reference: Name of Subscriber	Issuer's Contact and Delivery Instructions:

Address: 3573 East Sunrise Drive, #233
 Tucson, AZ 85718 USA
 Att:Kit Marrs/Darren Morgans

Email: kit@alaskasilver.com
 darren@alaskasilver.com

If you are paying by wire transfer, include the full name of the Subscriber and sufficient funds so that the total Purchase Price is received, net of wire transfer fees (please note there is a $15 wire transfer fee).

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SUBSCRIPTION AGREEMENT

TO: Alaska Silver Corp. (the "Issuer")	DATE: _______________, 2026

The Securities. The securities being sold pursuant to this Agreement (the "Securities") consist of units of the Issuer at a price of C$0.55 per unit. Each unit consists of one common share of the Issuer (a "Share") and one non-transferable common share purchase warrant of the Issuer (each whole warrant, a "Warrant"). Each Warrant will entitle the holder to purchase, for a period of 36 months from the date of issue, one additional Share at an exercise price of C$0.75 per Share. In this Agreement, as the context requires, "Securities" includes any Shares issued on exercise of the Warrants. For the purposes hereof, C$0.0001 of the purchase price for each unit subscribed for will be allocated to the Warrant and the remainder will be allocated to the Share.

The undersigned subscriber (the "Subscriber") hereby irrevocably offers to subscribe for and agrees to purchase from the Issuer the number of Securities set forth below for the total purchase price set forth below (the "Purchase Price") upon and subject to the terms, conditions, covenants, representations and warranties set forth in "Terms and Conditions of Subscription for Securities" attached as Appendices I hereto (the "Subscription Terms"). The Subscription Terms and the schedules hereto are expressly incorporated herein.

Number of Securities:	Total Purchase Price:

The Subscriber represents and warrants that:

1. the Subscriber either does not own any securities of the Issuer (please enter nil below) or beneficially owns (directly or indirectly), or exercises control or direction over the following securities:

Common Shares

Other Securities
(e.g., Warrants or Options)

2. the Subscriber is ☐ / is not ☐ (check one) an Insider (as defined on next page) of the Issuer;

3. the Subscriber is ☐ / is not ☐ (check one) a member of the Pro Group (as defined on next page);

4. the Subscriber is ☐ / is not ☐ (check one) a Registrant (as defined on next page);

5. if a non-individual, the Subscriber:

a. has ☐ /does not have ☐ (check one) a Beneficial Owner (as defined on the next page) and, if it has a Beneficial Owner, the name and address of the Beneficial Owner is as follows:

b. has completed the attached Schedule C - Corporate Placee Registration Form, which the Issuer may file with the TSX Venture Exchange (the "Exchange").

6. if signing as an agent for a principal and not deemed to be purchasing as a principal (as defined on the next page), the name and residential address of such principal is as follows:

7. Status as a U.S. Accredited Investor, Qualified Institutional Buyer, or Non-U.S. Person for Regulation S purposes:

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Check only one of the following boxes:

☐ The Purchaser is a U.S. "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act.

☐ The Purchaser is a "qualified institutional buyer" (as such term is defined in Rule 144A under the U.S. Securities Act ("QIB") that is also a U.S. "accredited investor" (as described above).

☐ The Purchaser is not a U.S. Person, is not in the United States, is not acquiring the Securities for the account or benefit of any U.S. Person or person in the United States, and is acquiring the Securities in an offshore transaction in compliance with Regulation S under the U.S. Securities Act.

Subscriber's Information and Signature	Certificate Delivery Instructions (if different from the name and address given in the box to the left)
Name of Contact:
(Full Name of Subscriber)	Account # (if applicable):
Delivery Address:

(Signature of Subscriber or Authorized Signatory)
Telephone Number:
E-mail Address:
(Name and Title of Authorized Signatory, if applicable)
Certificate Registration Instructions
Residential Address:	(if different from the name and address given in the box to the left)

Name:
Account # (if applicable):
Registration Address:
Telephone Number:

E-mail Address:

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ACCEPTANCE: The Issuer hereby accepts the above subscription on the terms and conditions contained in this Agreement.

ALASKA SILVER CORP.			, 2026.
Execution Date
Per:
Authorized Signatory

DEFINITIONS:

1. "Beneficial Owner" means the ultimate control person who holds collectively, whether directly or indirectly, securities of the Subscriber entitling such person to greater than 50% of the number of votes entitled to vote on an election of directors of the Subscriber (such level of securityholding referred to below as "Voting Control"). For this purpose securities held by every "affiliate" of a person are considered to be held indirectly by the person. Persons are "affiliates" of each other as a result of one having Voting Control over the other, whether such Voting Control is through the direct ownership of securities or indirectly through one or more other persons which are linked down through a chain of persons, each of which has Voting Control over the one below it. The person at the top of such chain of persons is the ultimate control person referred to above. For the purposes of this definition "person" includes individuals, corporations, partnerships, limited partnerships, syndicates or other unincorporated forms of organization.

2. "deemed to be purchasing as principal" means purchasing as principal under section 2.3 of NI 45-106 by virtue of being a trust company or trust corporation described in paragraph (p) of, or by virtue of being a person described in paragraph (q) of, the definition "accredited investor" in section 1.1 of NI 45-106, and the Securities are being acquired by such principal as principal.

3. "Insider" of an issuer, as defined in the Securities Act (British Columbia), means:

(a) a director or officer of the issuer;

(b) a director or officer of a person that is itself an insider or subsidiary of the issuer;

I a person that has (i) beneficial ownership of, or control or direction over, directly or indirectly or (ii) a combination beneficial ownership of, and control or direction over, directly or indirectly, securities of the issuer carrying more than 10% of the voting rights attached to all the issuer's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; or

(d) the issuer itself, if it has purchased, redeemed or otherwise acquired a security of its own issue, for so long as it continues to hold that security.

4. "NI 45-106" means National Instrument 45-106 of the Canadian Securities Administrators.

5. "Pro Group" as defined in the Corporate Finance Manual of the Exchange means:

(a) Subject to subparagraphs (b), (c) and (d), "Pro Group" shall include, either individually or as a group:

(i) the member (i.e., a member of the Exchange under the Exchange requirements);

(ii) employees of the member;

(iii) partners, officers and directors of the member;

(iv) affiliates of the member; and

(v) associates of any parties referred to in subparagraphs (i) through (iv).

(b) The Exchange may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is not acting at arm's length to the member;

(c) The Exchange may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is acting at arm's length of the member;

(d) The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (a) to be excluded from the Pro Group where the member determines that:

(i) the person is an affiliate or associate of the member acting at arm's length of the member;

(ii) the associate or affiliate has a separate corporate and reporting structure;

(iii) there are sufficient controls on information flowing between the member and the associate or affiliate; and

(iv) the member maintains a list of such excluded persons.

6. "Registrant" means a person registered or required to be registered under the securities legislation of a jurisdiction of Canada.

APPENDIX I

TERMS AND CONDITIONS OF SUBSCRIPTION FOR SECURITIES

The Subscriber hereby unconditionally and irrevocably subscribes for and agrees to purchase the Securities described on page 1 upon and subject to the following terms and conditions:

1. The Private Placement. The Subscriber acknowledges that the Subscriber's Securities will be issued in connection with a private placement offering of Securities (the "Private Placement"). In connection with any sale to non-U.S. investors, the Subscriber acknowledges that finders' fees may be payable by the Issuer in connection with the Private Placement in cash and/or in securities of the Issuer.

2. Closing. This Agreement shall be subject to acceptance by the Issuer and approval by the stock exchange(s) or regulatory authority(ies) having jurisdiction with respect to the Issuer (collectively, the "Regulatory Authorities"). The Securities will be allotted and issued to the Subscriber on or about August 14, 2026 (the "Closing Date"). On the Closing Date, subject to the satisfaction of all conditions precedent set out under Section 3 of this Appendix I, the Subscriber shall deliver to the Issuer the "Total Purchase Price" set out on page 2 of this Subscription Agreement in immediately available funds by wire transfer using the instructions provided on the cover page to this Subscription Agreement, and the Issuer shall deliver the Securities to the Subscriber.

3. Conditions to Closing.

(a) The obligation of the Issuer and the Subscriber to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

(i) no governmental authority shall have enacted, issued, or entered any order, decree, or ruling that would prohibit or restrain the consummation of the transactions contemplated hereby; and

(ii) all required stock exchange approvals and regulatory approvals (including conditional approval of the TSXV and any required approvals under applicable Canadian securities regulations and British Columbia corporate law) shall have been obtained, and all conditions of such approvals shall have been satisfied or waived by the applicable regulatory authority.

(b) The obligation of the Subscriber to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

(i) the representations and warranties of the Issuer contained herein shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality or Material Adverse Effect (as defined below), in all respects) as of the Closing Date;

(ii) the Issuer shall have performed and complied in all material respects with all covenants, agreements, and conditions required to be performed or complied with by the Issuer in accordance with the terms hereof on or prior to the Closing Date;

(iii) no Material Adverse Effect shall have occurred with respect to the Issuer since the date of this Subscription Agreement;

(iv) the Issuer shall have delivered customary officer's certificates, and such other closing deliverables as may be reasonably required by the Subscriber; and

(v) the Shares shall not have been suspended from trading, and the Issuer shall not have received any notice from its exchange threatening delisting or suspension of the Shares.

(c) The obligation of the Issuer to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

(i) the representations and warranties of the Subscriber contained herein shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of the Closing Date;

(ii) the Subscriber shall have performed and complied in all material respects with all covenants, agreements, and conditions required to be performed or complied with by the Subscriber in accordance with the terms hereof on or prior to the Closing Date; and

(iii) the Subscriber shall have delivered to the Issuer the "Total Purchase Price" set out on page 2 of this Subscription Agreement in immediately available funds by wire transfer using the instructions provided on the cover page to this Subscription Agreement.

(d) "Material Adverse Effect" means any effect, change, event or occurrence that is, or could reasonably likely be, materially adverse to the results of operations, condition (financial or otherwise), assets, properties, capital, liabilities (contingent or otherwise), cash flow, income, prospects, or business operations of the Issuer.

4. Termination by Subscriber. If the Closing Date does not occur by 4:00 p.m. (Pacific Time) on the date that is sixty (60) days after the date the Subscriber delivers this Agreement and the Purchase Price to the Issuer in accordance herewith, the Subscriber may give fifteen (15) days' written notice to the Issuer of its intention to terminate this Agreement. If the Closing Date does not occur within fifteen (15) days of the date of receipt by the Issuer of such notice, then this Agreement shall terminate and the entire Purchase Price or any part thereof advanced to the Issuer hereunder shall be repaid forthwith to the Subscriber without interest or deduction.

5. Representations and Warranties of the Issuer. By accepting this offer, the Issuer represents and warrants to the Subscriber that, as of the Closing Date:

(a) the Issuer has been duly incorporated and is validly subsisting and in good standing under the laws of its jurisdiction of incorporation, continuation or amalgamation;

(b) the Issuer is a reporting issuer under the securities laws of one or more jurisdictions in Canada and the United States;

(c) the common shares of the Issuer are listed and posted for trading on a recognized stock exchange or quotation system;

(d) the authorized share structure of the Issuer consists of an unlimited number of Shares, of which 89,069,150 Shares are issued and outstanding as fully paid and non assessable shares in the capital of the Issuer; and, except for stock options issued under the Issuer's equity based compensation plan exercisable into 5,086,500 Shares, restricted share units issued under the Issuer's equity based compensation plan which may, upon vesting, be settled into 1,446,751 Shares, and warrants exercisable into 37,657,034 Shares, there are no options, warrants or other securities convertible into, or exchangeable or exercisable for, Shares, nor any agreements, rights or privileges (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued Shares, securities, warrants or convertible obligations of any nature of the Issuer;

(e) no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of the Securities has been issued and remains outstanding against the Issuer and, to the best of the Issuer's knowledge, no investigations or proceedings for such purposes are pending or have been threatened;

(f) this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Issuer and, subject to acceptance by the Issuer, this Agreement constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms subject to such limitations and prohibitions in applicable laws relating to bankruptcy, insolvency, liquidation, moratorium, reorganization, arrangement or winding-up and other laws, rules and regulations of general application affecting the rights, powers, privileges, remedies and interests of creditors generally;

(g) the execution and delivery of each of this Subscription Agreement and the performance by the Issuer of its obligations hereunder and thereunder, as applicable, the issue, sale and delivery of the Securities, and the consummation of the transactions contemplated in this Agreement do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to the Issuer, including, without limitation, applicable securities laws; (ii) the constating documents or resolutions of the Issuer which are in effect; (iii) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Issuer is a party or by which it is bound (except for where the breach or violation would not have a Material Adverse Effect); or (iv) any judgment, decree or order binding the Issuer;

(h) the sale and issuance of the Securities, and the delivery of the certificates representing them, will have been approved by all requisite corporate action on or before the Closing Date and, upon issue and delivery at the closing, the Securities will be validly issued;

(i) the Issuer and its subsidiaries (as defined in Rule 405 under the U.S. Securities Act (as defined below)) (collectively, the "Subsidiaries") have good and marketable title to all of their interests in (i) the Illinois Creek mining project located in the state of Alaska, and (ii) good and marketable title to, or have valid rights to lease or otherwise use, all other real property and all personal property that are material to the respective businesses of the Issuer and the Subsidiaries, in each case free and clear of all liens, commissions, royalties, license fees, encumbrances, claims and defects and imperfections of title;

(j) the Issuer has filed all reports, schedules, forms, statements and other documents required to be filed by the Issuer under applicable U.S. and Canadian securities laws and during the two (2) years preceding the date hereof (or such shorter period as the Issuer was required by law or regulation to file such materials), on a timely basis or has received a valid extension of such time of filing and has filed any such required materials prior to the expiration of any such extension. As of their respective dates, the materials publicly filed by the Issuer on SEDAR + (the "Canadian Disclosure Record") complied in all material respects with the requirements of applicable Canadian securities laws and, when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Issuer's financial statements included in the Canadian Disclosure Record comply in all material respects with applicable accounting requirements and the rules and regulations of the Canadian Securities Commissions with respect thereto as in effect at the time of filing. Such financial statements were prepared in accordance with International Financial Reporting Standards applied on a consistent basis during the periods involved ("IFRS"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Issuer and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments;

(k) the consolidated financial statements of the Issuer for the three months ended March 31, 2026, collectively with the related notes and schedules (the "Financial Statements"), present fairly, in all material respects, the consolidated financial position of the Issuer and the Subsidiaries as of the dates indicated, and the consolidated loss and other comprehensive loss, cash flows, and changes in stockholders' equity of the Issuer for the periods specified, and have been prepared in compliance with the requirements of the U.S. Securities Act and applicable Canadian securities laws, and in conformity with United States generally accepted accounting principles and audited in accordance with auditing standards generally accepted in the United States of America established by the Public Company Accounting Oversight Board (United States);

(l) the Issuer and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Financial Statements;

(m) there has not been (i) any Material Adverse Effect or the occurrence of any development that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) any transaction that is material to the Issuer and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Issuer or any Subsidiary, that is material to the Issuer and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Issuer or any Subsidiary, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Issuer or any Subsidiary;

(n) neither the Issuer nor any of its Subsidiaries is in violation of any applicable federal, provincial, territorial, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or safety, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, radioactive materials, per-and polyfluoroalkyl substances, asbestos-containing materials or mold (collectively, "Hazardous Materials"), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"). The Issuer and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct their business as currently operated, are each in compliance with their requirements, do not know of any facts or circumstances that would reasonably be expected to cause such permits, authorizations or approvals to be revoked, terminated, or modified, and have filed applications to renew or extend any such permits, authorizations or approvals that will expire within the next six (6) months.  There are no past unresolved or pending or, to the knowledge of the Issuer, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Issuer or any of its Subsidiaries; and

(o) the Issuer and the Subsidiaries are in compliance with all applicable all federal, provincial, territorial, state, local, municipal, national or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority (as defined below), binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any securities exchange or trading market on which securities of the Issuer are listed or quoted for trading (including all Environmental Laws) (collectively, "Laws") in the jurisdictions in which they carry on business; neither the Issuer nor any of its Subsidiaries has received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such Laws, and neither the Issuer nor any of its Subsidiaries is aware of any pending change or contemplated change to any applicable Law or governmental positions. "Governmental Authority" means (i) any federal, provincial, territorial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

6. No Undisclosed Material Knowledge. The Subscriber represents and warrants that the Subscriber is not acquiring the Securities as a result of being aware of any material information about the affairs of the Issuer that has not been publicly disclosed.

7. Risks of Private Placement and Offshore Purchaser. The Subscriber acknowledges that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(b) there is no government or other insurance covering the Securities;

(c) there are risks associated with the purchase of the Securities;

(d) there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities;

(e) the offering and sale of the Securities has not been registered under the United States Securities Act of 1933, as amended, or any applicable U.S. state securities laws and is being made in reliance upon U.S. federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber's representations as expressed herein; and

(f) the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) (the "Act") and, as a consequence of acquiring the Securities pursuant to these exemptions, certain protections, rights and remedies provided by the Act, including statutory rights of rescission or damages, will not be available to the Subscriber.

8. Purchasing as Principal. The Subscriber represents and warrants that the Securities are not being purchased with a view to resale or distribution in contravention of applicable securities laws or as part of a series of transactions involving further purchases and sales of the Securities and:

(a) the Securities are being purchased by the Subscriber as principal for its own account and not for the benefit of any other person or the Subscriber is deemed to be purchasing as principal under section 2.3 of NI 45-106 by virtue of being a trust company or trust corporation described in paragraph (p) of, or by virtue of being a person described in paragraph (q) of, the definition "accredited investor" in section 1.1 of NI 45-106; or

(b) the Securities are being purchased by the Subscriber as agent for the principal disclosed on page 1 of this Agreement and the Subscriber is not deemed to be purchasing as principal under section 2.3 of NI 45-106 by virtue of being a trust company or trust corporation described in paragraph (p) of, or by virtue of being a person described in paragraph (q) of, the definition "accredited investor" in section 1.1 of NI 45-106, and the Securities are being acquired by such principal as principal, the Subscriber is the principal's agent with proper authority to execute all documents in connection with this purchase on behalf of such principal and the representations, warranties, acknowledgements and covenants of the Subscriber herein (including any Schedules hereto), excluding this paragraph (b), are also hereby given with respect to such principal, except that representations with respect to the Subscriber's residential address are deemed to be references to the disclosed address of the disclosed principal on page 1 of this Agreement.

9. Representations of the Subscriber. The Subscriber represents and warrants that:

(a) if the Subscriber is not an individual, it was not created and is not being used solely to purchase or hold securities as an "accredited investor" as described in paragraph (m) of Schedule A, Certificate of Accredited Investor;

(b) if the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to enter into and to observe and perform its covenants and obligations under this Agreement and has taken all necessary corporate action in respect thereof;

(c) if the Subscriber is a partnership, syndicate or other unincorporated form of organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Agreement and perform its covenants and obligations hereunder and has obtained all necessary approvals thereof;

(d) if the Subscriber is an individual, he or she has attained the age of majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto;

(e) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of or conflict with any terms or provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber, or any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound; and

(f) this Agreement constitutes a valid obligation of the Subscriber legally binding upon it and enforceable in accordance with its terms subject to such limitations and prohibitions in applicable laws relating to bankruptcy, insolvency, liquidation, moratorium, reorganization, arrangement or winding-up and other laws, rules and regulations of general application affecting the rights, powers, privileges, remedies and interests of creditors generally.

10. Binding and Enforceable. The Subscriber represents and warrants that this Agreement has been validly executed by the Subscriber and, upon acceptance by the Issuer of this Agreement, this Agreement will constitute a legal, valid and binding contract of the Subscriber, enforceable against the Subscriber in accordance with its terms.

11. No Offering Memorandum or Advertising. The Subscriber acknowledges that the Subscriber has not been furnished with, nor does it need to receive, an offering memorandum or other document prepared by the Issuer describing its business or affairs, in order to assist it in making an investment decision in respect of the Securities, and, except for this Agreement, no other documents have been delivered or otherwise furnished to the Subscriber in connection with such offering and sale. The Subscriber represents and warrants that the Subscriber did not become aware of the offering and sale of the Securities as a result of, nor has it seen, any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising. The Subscriber further acknowledges that no person has represented that such person or another person will resell or repurchase any of the Subscriber's Securities or refund all or any of the purchase price of such securities, and that no person has given an undertaking relating to the future value or price of any such securities.

12. Confidential Information. The Subscriber covenants that until such time as the transactions contemplated by this Agreement and any material non-public information provided to the Subscriber are publicly disclosed by the Issuer or the earlier termination of this Agreement, such Subscriber will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Subscriber's outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law. The Issuer may request from the Subscribers such reasonable and customary additional information as the Issuer may deem necessary to evaluate the eligibility of the Subscriber to acquire the Securities, and the Subscriber shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Issuer agrees to keep any such information provided by the Subscriber confidential, except (i) as required by the federal and state securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or other regulatory agency. The Subscriber acknowledges that the Issuer may file a form of this Agreement and related transaction documents with the SEC as exhibit to a periodic report or a registration statement of the Issuer.

13. Knowledge and Experience. The Subscriber represents and warrants that the Subscriber has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder and is able to bear the economic risk of loss of such investment.

14. Not a New Control Person. The Subscriber represents and warrants that the Subscriber is not one of a combination of shareholders of the Issuer or investors in the Private Placement (including by acting jointly or in concert with any such shareholder or investor) as a consequence of which the issuance of Securities to the Subscriber hereunder (assuming the exercise of any convertible securities of the Issuer currently held by, the Subscriber and any such other shareholders or investors) will result in, or be part of a transaction that will result in, the creation of a new "Control Person" of the Issuer under the policies of the Exchange.

15. Ownership Cap and Beneficial Ownership. The Subscriber represents and warrants that, immediately after giving effect to the acquisition of the Securities subscribed for hereunder, the Subscriber's aggregate beneficial ownership of the Issuer's outstanding voting securities, together with the beneficial ownership of any person whose ownership would be aggregated with the Subscriber's ownership under applicable securities laws, will not exceed 9.9% of the Issuer's then-outstanding Shares, calculated in accordance with applicable securities laws and Exchange requirements and including, for U.S. beneficial ownership purposes, any Shares issuable upon exercise of Warrants to the extent deemed beneficially owned under Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended.

16. No U.S. Registration. The Subscriber is aware and accepts that the Securities have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States and, subject to certain exemptions, may not be offered, sold, pledged, transferred or otherwise disposed of, and the Warrants may not be exercised, except pursuant to an effective registration statement under the U.S. Securities Act and applicable state securities laws or pursuant to an available exemption from such registration requirements. "U.S. Person" has the meaning set forth in Rule 902 of Regulation S under the U.S. Securities Act. "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

17. Registration Rights. The Issuer shall file a resale registration statement on Form S-1 (or, if eligible, Form S-3) under the U.S. Securities Act (the "Registration Statement") covering the resale of all Shares acquired by the Subscriber (and other subscribers in the Private Placement) within 120 days following the Closing Date and shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC within 150 days following the Closing Date (or 180 days if the SEC conducts a full review). The Issuer may suspend the use of the Registration Statement for limited periods not to exceed 30 consecutive days in any 12-month period in connection with bona fide corporate transactions, pending material developments, or similar events.

18. U.S. Accredited Investor. If the Subscriber is a U.S. Person, is in the United States, or is purchasing Securities for the account or benefit of any U.S. Person or person in the United States, the Subscriber is purchasing the Securities pursuant to an exemption from the registration requirements of the U.S. Securities Act, has completed Section (g) of the Certification of Purchaser Under United States Law hereto, and is an accredited investor that is acquiring the Securities for its own account or for the account of one or more U.S. Accredited Investors with respect to which it exercises sole investment discretion, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of United States federal or state securities laws.

19. Regulation S. If the Subscriber is not a U.S. Person, is not in the United States and is not acquiring the Securities for the account or benefit of any U.S. Person or person in the United States, the Subscriber represents and warrants that the offer and sale to the Subscriber was made in an offshore transaction within the meaning of Regulation S under the U.S. Securities Act, the Subscriber was outside the United States at the time the buy order for the Securities was originated and this Agreement was executed, the Subscriber is not acquiring the Securities for the purpose of distributing them in the United States or to U.S. Persons in violation of the U.S. Securities Act, and neither the Subscriber nor any person acting on its behalf has engaged or will engage in directed selling efforts in the United States with respect to the Securities.

20. Residence. The Subscriber represents and warrants that the Subscriber is a resident of, or if not an individual, has a head office or is otherwise subject to the laws of, the jurisdiction disclosed under "Subscriber's Information and Signature" on page 2 of this Agreement, and that such address is the residence of the Subscriber or the place of business of the Subscriber at which the Subscriber received and accepted the offer to acquire the Securities and was not created or used solely for the purpose of acquiring the Securities.

21. Non-US Exemptions. If the Subscriber is a resident of or otherwise subject to the securities laws of any jurisdiction other than the United States, the Subscriber represents and warrants that it is purchasing the Securities under one of the following exemptions:

(a) the Subscriber is not an individual and is acquiring Securities with an aggregate Purchase Price of Cdn$150,000 or more; or

(b) the Subscriber is an accredited investor as defined in NI 45-106 and the Subscriber has properly completed and duly executed the Certificate of Accredited Investor attached hereto as Schedule A indicating the means by which the Subscriber is an accredited investor, and if the Subscriber has selected categories (j), (k) and/or (l) under Schedule A, the Subscriber has also completed Schedule A2 - Individual Accredited Investor Risk Acknowledgement Form,

and in respect of each of the above subparagraphs, the Subscriber hereby confirms the truth and accuracy of all statements made therein by the Subscriber and that such statements will be true and accurate on the Closing Date.

22. U.S. Registration Exemption. The Subscriber represents and warrants that the Subscriber understands and agrees that any warrants forming part of the Securities may not be exercised unless the exercise and issuance of the underlying Shares are registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available and the holder has furnished an opinion of counsel of recognized standing, or other evidence, in either case in form and substance reasonably satisfactory to the Issuer to such effect, subject to any express opinion waiver set forth in Schedule B.

23. U.S. Resale Restrictions and Legend. Subscribers acknowledge that the certificates or DRS statements representing the Subscriber's Securities will be endorsed with the U.S. legends contemplated by the Certification of Purchaser Under United States Law attached hereto as Schedule B, together with any applicable Canadian hold period legend and Exchange legend.

24. Subscribers Resident in Other Jurisdictions. If the Subscriber is not a resident of Canada or the United States, the Subscriber represents and warrants to the Issuer that the Subscriber:

(a) is knowledgeable of, or has been independently advised as to, the applicable securities laws of its jurisdiction of residence that would apply to this subscription, if there are any;

(b) is purchasing the Securities pursuant to exemptions from any substantive or procedural requirements under the applicable securities laws of the Subscriber's jurisdiction of residence or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable securities laws of the Subscriber's jurisdiction of residence without the need to comply with any substantive or procedural requirements of any kind whatsoever in the Subscriber's jurisdiction of residence; and

(c) will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the Subscriber's jurisdiction of residence which will confirm the matters referred to in subparagraph (b) above to the satisfaction of the Issuer, acting reasonably.

25. Resale Restrictions and Legends. The Subscriber understands and acknowledges that the Securities will be subject to certain resale and transfer restrictions under applicable securities laws and stock exchange policies, including, as applicable, restrictions under the U.S. Securities Act, Canadian securities laws, National Instrument 45-102, and Exchange policies. The Subscriber acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale and transfer restrictions, that it is solely responsible for complying with such restrictions and the Subscriber covenants and agrees to comply with all other applicable resale and transfer restrictions. The Subscriber acknowledges and agrees that certificates or DRS statements representing the Securities will bear all legends required by applicable law, the Exchange and the transfer agent, including the U.S. restrictive legend contemplated by Schedule B and the applicable Canadian hold period legend, and that the Issuer shall make a notation on its records or give instructions to the transfer agent of the Securities in order to implement such restrictions on transfer.

26. Insider Requirements. The Subscriber acknowledges that it is bound by the provisions of applicable securities laws which impose obligations on a person who becomes an Insider (as defined on page 2 of this Agreement) of an issuer, or on a person who holds sufficient securities exercisable into voting securities of an issuer to become an Insider. The Subscriber acknowledges that such obligations may include, but are not necessarily limited to: the filing of insider reports on the System for Electronic Disclosure by Insiders (SEDI); the filing of early warning reports; the filing of reports of acquisitions; and the filing of a Personal Information Form or similar document with the applicable stock exchange. The Subscriber further acknowledges that it has been advised to consult its own legal advisors with respect to such obligations, and that it is solely responsible for complying with such obligations, and covenants and agrees with the Issuer that it will comply with all of such obligations, if applicable to the Subscriber, in a timely manner, whether arising at or after the closing.

27. Indemnity. The Subscriber agrees to indemnify and hold harmless the Issuer and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Issuer in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Issuer in connection herewith.

28. Acceptance by Issuer. The Issuer's acceptance of the subscription herein shall be indicated by executing and delivering to the Subscriber a copy of this Agreement, and shall be effective as of the date therein specified.

29. Costs. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any legal counsel retained by the Subscriber) relating to the sale of the Securities to the Subscriber shall be borne by the Subscriber.

30. Governing Law and Attornment. This Agreement and all related agreements between the parties hereto shall be governed by and construed in accordance with the laws of the Province of British Columbia, without reference to its rules governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the city of Vancouver, with respect to any dispute to or arising out of this Agreement.

31. Further Assurances. The Subscriber and the Issuer agree to execute and deliver all such further documents and assurances, and do and cause to be done all such further acts and things as may be necessary or desirable to carry out the true intent of this Agreement and, in the case of the Subscriber, as may be requested by the Issuer in connection with applicable securities laws and the requirements of regulatory or governmental bodies including applicable stock exchanges.

32. Consent to the Disclosure of Information. This Agreement and the attachments hereto require the Subscriber to provide certain personal information to the Issuer. Such information is being collected by the Issuer for the purposes of completing the Private Placement of the Securities and the issuance (and the issuance of any underlying shares), which includes, without limitation, determining the Subscriber's eligibility to purchase the Subscriber's Securities under applicable securities legislation, preparing and registering any certificates representing the Subscriber's Securities (including any shares underlying the Securities) to be issued to the Subscriber, completing filings required by the Exchange or other Regulatory Authorities, indirect collection of information by the Exchange or Regulatory Authorities under authority granted in applicable securities legislation and the administration and enforcement of the applicable securities legislation by the Regulatory Authorities. The Subscriber acknowledges that the Subscriber's personal information including the Subscriber's full name, residential address, telephone number and other details of its subscription hereunder will be disclosed by the Issuer to: (a) the Exchange and other Regulatory Authorities; (b) the Issuer's registrar and transfer agent; and (c) any of the other parties involved in the Private Placement, including legal counsel to the Issuer; and may be disclosed by the Issuer to: (d) the Canada Revenue Agency; and (e) any other person to whom it is required to disclose such information under applicable legislation or authority. By executing this Agreement, the Subscriber consents to and authorizes the foregoing collection, use and disclosure of the Subscriber's personal information. The Subscriber also consents to and authorizes the filing of copies or originals of any of this Agreement (including attachments) below as may be required to be filed with the Exchange or other Regulatory Authorities in connection with the transactions contemplated hereby. In addition, the Subscriber consents to and authorizes the collection, use and disclosure of all such personal information by the Exchange and other Regulatory Authorities in accordance with their requirements, including the provision to third party service providers, from time to time. The Subscriber: (a) acknowledges that it has been notified by the Issuer of the Issuer's intention to deliver the Subscriber's personal information to securities regulatory authorities in Canada, that this information is being collected by the securities regulatory authorities under the authority granted in securities legislation, and that this information is being collected for the purposes of the administration and enforcement of securities legislation; and (b) hereby authorizes the indirect collection of the Subscriber's personal information by the securities regulatory authorities in Canada. The Subscriber may contact the public official at the securities regulatory authority of its local jurisdiction with respect to questions about the securities regulatory authorities' indirect collection of such information using the contact details included in Form 45-106F1 Report of Exemption Distribution, a copy of which is available on the website of the British Columbia Securities Commission: https://www.bcsc.bc.ca/-/media/PWS/Resources/Securities_Law/Policies/Policy4/45106F1-F-October-5-2018.pdf.

The officer of the Issuer who can answer questions about collection of information is: Christopher Marrs, President of the Issuer.

33. Proceeds of Crime. The Subscriber represents and warrants that no portion of the Purchase Price to be advanced by the Subscriber to the Issuer hereunder will represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber's name and other information relating to this Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of the knowledge of the Subscriber: (i) no portion of the Purchase Price to be provided by the Subscriber (A) has been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States or any other jurisdiction, or (B) is being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true, and to provide the Issuer with appropriate information in connection therewith.

The funds representing the purchase price for the Securities which will be advanced by the undersigned to the Issuer will not and do not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act"), and the undersigned acknowledges that the Issuer may in the future be required by law to disclose the undersigned's name and other information relating to the undersigned's subscription for Securities, on a confidential basis, pursuant to the PATRIOT Act. No portion of the purchase price to be provided by the undersigned: (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction; or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and the undersigned shall promptly notify the Issuer if the undersigned discovers that any of such representations ceases to be true and provide the Issuer with appropriate information in connection therewith.

34. Notice. Documents will be considered to have been delivered (i) on the date of transmission, if delivered by fax, (ii) the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or (iii) five business days after the date of mailing, if delivered by mail, to the Issuer at the address set forth on the instructions page hereof and to the Subscriber at the residential address of the Subscriber set forth on page 2 of this Agreement.

35. Entire Agreement. This Agreement constitutes the entire agreement between the parties in respect of the subject matter hereof and supersedes any and all prior agreements, representations, warranties or covenants, express or implied, written or verbal, except as may be expressed herein.

36. No Fractional Securities. Any fractional Securities will be rounded down to the nearest whole number.

37. Currency. Unless otherwise indicated, all references to currency herein are to lawful money of Canada.

38. Survival of Terms. All representations, warranties, agreements and covenants made or deemed to be made by the Issuer and the Subscriber herein will survive the execution and delivery, and acceptance, of this offer and the closing of the issue of the Securities contemplated hereby.

39. Instrument in Writing. Subject to the terms hereof, neither this Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

40. Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors but otherwise cannot be assigned.

41. Counterparts. This Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile or other electronic form, shall be deemed to be an original and all of which together shall constitute one and the same document. If less than a complete copy of this Agreement is delivered to the Issuer by the Subscriber (other than the execution pages of this Agreement required to be executed by the Subscriber), the Issuer and its advisers are entitled to assume, and the Subscriber shall be deemed to have represented and warranted to the Issuer, that the Subscriber accepts and agrees to all of the terms and conditions of the pages of this Agreement that are not delivered, without any alteration.

42. Language. The parties hereto confirm their express wish that this Agreement and all documents and agreements directly or indirectly relating hereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que la présente convention de souscription ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient rédigés en anglaise.

END OF APPENDIX I